EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (October 28, 2016) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and nine months ended September 30, 2016.
Southside reported net income of $12.9 million for the three months ended September 30, 2016, an increase of $1.1 million, or 9.4%, compared to $11.8 million for the same period in 2015. Net income for the nine months ended September 30, 2016 increased $5.5 million, or 16.9%, to $37.8 million when compared to $32.3 million for the same period in 2015.
Diluted earnings per common share were $0.49 and $0.44 for the three months ended September 30, 2016 and 2015, respectively, an increase of $0.05, or 11.4%. For the nine months ended September 30, 2016, diluted earnings per common share increased $0.22, or 18.2%, to $1.43 when compared to $1.21 for the same period in 2015.
The return on average shareholders’ equity for the nine months ended September 30, 2016 was 10.87%, compared to 9.93% for the same period in 2015.  The return on average assets was 0.98% for the nine months ended September 30, 2016, compared to 0.90% for the same period in 2015.

“We are pleased to report that during the third quarter our net income increased 9.4% compared to the same period in 2015,” stated Sam Dawson, Chief Executive Officer of Southside Bancshares, Inc. “Loans increased $99.3 million, or 4.2%, on a linked quarter basis and we sold a significant portion of nonperforming assets. We incurred approximately $400,000 of net expense during the quarter associated with the sale of the nonperforming assets. Our nonperforming assets to total assets ratio has declined to 0.29%. Loan commitments made during 2016 began to fund at a greater pace during the third quarter, which we anticipate continuing through the fourth quarter. We believe that we continue to have an opportunity to book a number of quality loans and that our pipeline remains solid. During the third quarter, we prepaid a lease at approximately 59% of the remaining lease payments on a Fort Worth operations facility that was recently vacated. The cost of prepaying this lease, combined with writing off the leasehold improvements, was $1.8 million. We anticipate that the savings going forward will be approximately $45,000 a month.”
“The decrease in the net interest margin during the third quarter on a linked quarter basis was primarily reflective of a decrease in the average yield on loans and securities. Average loan yields decreased primarily as a result of a decrease in purchase accretion of $487,000 compared to the second quarter. Average security yields decreased due to overall lower interest rates which was slightly offset by an increase in average total securities during the third quarter.”
“In September 2016, we issued $100.0 million of 5.50% Fixed-to-Floating Rate Subordinated Notes due 2026. This debt initially bears interest at a fixed rate of 5.50% through September 29, 2021 and thereafter, adjusts quarterly at a floating rate equal to three-month LIBOR plus 429.7 basis points. We plan to use the proceeds from the issuance of the notes for general corporate purposes and to finance the activities of our subsidiaries.”
“Our team members continue to execute on our business plan of quality loan growth, revenue generating opportunities, innovative financial services and delivery channels and cost containment.”
Loans and Deposits
For the nine months ended September 30, 2016, total loans increased by $51.9 million, or 2.1%, when compared to December 31, 2015.  The net increase in our loans was comprised of increases of $124.6 million of commercial real estate loans, $28.1 million of construction loans, and $5.8 million of municipal loans, which were partially offset by decreases of $51.4 million of commercial loans, $44.6 million of loans to individuals, and $10.7 million of 1-4 family residential loans. Loans with oil and gas industry exposure totaled 1.13% of the loan portfolio at September 30, 2016.
Nonperforming assets decreased during the nine months ended September 30, 2016 by $16.5 million, or 50.7%, to $16.0 million, or 0.29% of total assets, when compared to 0.63% at December 31, 2015.
During the nine months ended September 30, 2016, the allowance for loan losses decreased $3.7 million, or 19.0%, to $16.0 million, or 0.64% of total loans, when compared to 0.81% at December 31, 2015, as a result of partial charge-offs of two large impaired commercial borrowing relationships during the six months ended June 30, 2016.
During the nine months ended September 30, 2016, deposits, net of brokered deposits, increased $151.1 million, or 4.5%, compared to December 31, 2015. During this nine-month period, public fund deposits increased $67.6 million.

Net Interest Income for the Three Months Ended September 30, 2016
Net interest income increased $0.6 million, or 1.9%, to $33.9 million for the three months ended September 30, 2016, when compared to $33.3 million for the same period in 2015. The increase in net interest income was the result of the increase in interest income of $2.9 million, which was primarily a result of the increase in the loan and securities portfolio, compared to the same period in 2015. The increase in interest income was partially offset by an increase in interest expense of $2.3 million. For the three months ended September 30, 2016, our net interest spread decreased to 3.06%, compared to 3.25% for the same period in 2015, due to higher rates paid on interest-bearing liabilities along with a slight decrease in the yield on interest-earning assets. Our net interest margin decreased to 3.19% for the three months ended September 30, 2016, compared to 3.35% for the same period in 2015.  The net interest spread and margin on a linked quarter basis decreased from 3.24% and 3.35%, respectively.
Net Interest Income for the Nine Months Ended September 30, 2016
Net interest income increased $4.9 million, or 4.9%, to $104.9 million for the nine months ended September 30, 2016, when compared to $100.0 million for the same period in 2015. The increase in net interest income was due to the increase in interest income of $10.7 million, which was primarily a result of the increase in the loan portfolio, compared to the same period in 2015, and a $1.3 million recovery of interest income on the payoff of a long-time nonaccrual loan during the first quarter of 2016. The increase in interest income was partially offset by an increase in interest expense of $5.7 million. For the nine months ended September 30, 2016, our net interest spread decreased to 3.23%, compared to 3.32% for the same period in 2015, due to higher rates paid on interest-bearing liabilities, which more than offset the increase in the yield on interest-earning assets. Our net interest margin decreased to 3.35% for the nine months ended September 30, 2016, compared to 3.41% for the same period in 2015.

Net Income for the Three Months Ended September 30, 2016
Net income increased $1.1 million, or 9.4%, for the three months ended September 30, 2016, to $12.9 million when compared to the same period in 2015. The increase was primarily the result of a $2.9 million increase in interest income, a $2.4 million increase in noninterest income and a $0.6 million decrease in provision for loan losses, partially offset by a $2.3 million increase in interest expense, a $1.8 million increase in noninterest expense, and a $0.8 million increase in income tax expense.
Noninterest income increased $2.4 million, or 25.3%, for the three months ended September 30, 2016 compared to the same period in 2015, primarily due to increases in net gain on sale of securities available for sale and gain on sale of loans.
Noninterest expense increased $1.8 million, or 6.7%, for the three months ended September 30, 2016, compared to the same period in 2015, primarily due to increases in occupancy expense, professional fees, and other noninterest expense partially offset by decreases in salaries and employee benefits, advertising, travel and entertainment, and telephone and communication expense.
Net Income for the Nine Months Ended September 30, 2016
Net income increased $5.5 million, or 16.9%, for the nine months ended September 30, 2016, to $37.8 million when compared to the same period in 2015. The increase was primarily the result of a $10.7 million increase in interest income, a $3.6 million increase in noninterest income and a $0.9 million decrease in noninterest expense, partially offset by a $5.7 million increase in interest expense, a $2.6 million increase in income tax expense and a $1.3 million increase in provision for loan losses.
Noninterest income increased $3.6 million, or 12.4%, for the nine months ended September 30, 2016 compared to the same period in 2015, primarily due to increases in net gain on sale of securities available for sale and gain on sale of loans.
Noninterest expense decreased $0.9 million, or 1.0%, for the nine months ended September 30, 2016, compared to the same period in 2015, primarily due to decreases in salaries and employee benefits expense, software and data processing expense, and telephone and communication expense, partially offset by increases in professional fees, occupancy expense, and ATM and debit card expense.

Conference Call
Southside's management team will host a conference call to discuss its third quarter 2016 financial results on Friday, October 28, 2016 at 9:00 am CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 95800526 or by identifying “Southside Bancshares, Inc., Third Quarter 2016 Earnings Call.”  To listen to the call via web-cast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 3:00 pm CDT October 28, 2016 through November 9, 2016 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: tax-equivalent net interest income, tax-equivalent net interest margin, tax-equivalent net interest spread, and tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.  Tax-equivalent adjustments are reported in Notes 2 and 3 to the Average Balances with Average Yields and Rates tables under Results of Operations below.
Tax-equivalent net interest income, net interest margin and net interest spread. Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin.  Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Tax-equivalent efficiency ratio.  The efficiency ratio on a tax-equivalent basis is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.5 billion in assets as of September 30, 2016, that owns 100% of Southside Bank.  Southside Bank currently has 61 banking centers in Texas and operates a network of over 70 ATMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, the benefits of the Share Repurchase Plan, planned operational efficiencies, earnings and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2016			2015
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$54,255	$45,663	$52,324	$54,288	$52,311
Interest earning deposits	144,833	18,450	16,130	26,687	19,583
Securities available for sale, at estimated fair value	1,622,128	1,416,335	1,332,381	1,460,492	1,374,995
Securities held to maturity, at carrying value	775,682	784,925	784,579	784,296	771,914
Federal Home Loan Bank stock, at cost	51,901	47,702	47,550	51,047	43,446
Loans held for sale	5,301	5,883	4,971	3,811	4,883
Loans	2,483,641	2,384,321	2,443,231	2,431,753	2,239,146
Less: Allowance for loan losses	(15,993)	(14,908)	(21,799)	(19,736)	(18,402)
Net loans	2,467,648	2,369,413	2,421,432	2,412,017	2,220,744
Premises & equipment, net	106,777	107,242	107,556	107,929	109,087
Goodwill	91,520	91,520	91,520	91,520	91,520
Other intangible assets, net	5,060	5,534	6,029	6,548	7,090
Bank owned life insurance	97,002	96,375	95,718	95,080	94,303
Other assets	42,796	45,886	58,743	68,281	47,518
Total assets	$5,464,903	$5,034,928	$5,018,933	$5,161,996	$4,837,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$747,270	$679,831	$698,695	$672,470	$681,618
Interest bearing deposits	2,834,117	2,890,418	2,920,673	2,782,937	2,646,259
Total deposits	3,581,387	3,570,249	3,619,368	3,455,407	3,327,877
Short-term obligations	720,634	385,717	259,646	647,836	445,008
Long-term obligations	621,640	559,071	622,222	562,512	558,786
Other liabilities	68,682	47,591	60,121	52,179	58,575
Total liabilities	4,992,343	4,562,628	4,561,357	4,717,934	4,390,246
Shareholders' equity	472,560	472,300	457,576	444,062	447,148
Total liabilities and shareholders' equity	$5,464,903	$5,034,928	$5,018,933	$5,161,996	$4,837,394

	At or For the Three Months Ended
	2016			2015
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Income Statement:
Total interest income	$41,132	$41,089	$43,012	$39,964	$38,211
Total interest expense	7,202	6,711	6,396	5,268	4,928
Net interest income	33,930	34,378	36,616	34,696	33,283
Provision for loan losses	1,631	3,768	2,316	1,951	2,276
Net interest income after provision for loan losses	32,299	30,610	34,300	32,745	31,007
Noninterest income
Deposit services	5,335	5,099	5,085	4,990	5,213
Net gain on sale of securities available for sale	2,343	728	2,441	204	875
Gain on sale of loans	818	873	643	578	305
Trust income	867	869	855	871	835
Bank owned life insurance income	656	647	674	640	661
Brokerage services	551	535	575	555	540
Other	1,162	619	1,323	977	932
Total noninterest income	11,732	9,370	11,596	8,815	9,361
Noninterest expense
Salaries and employee benefits	15,203	14,849	17,732	16,420	15,733
Occupancy expense	4,569	2,993	3,335	3,263	3,316
Advertising, travel & entertainment	588	722	685	726	642
ATM and debit card expense	868	736	712	1,086	617
Professional fees	1,148	1,478	1,338	1,517	825
Software and data processing expense	736	739	749	771	819
Telephone and communications	407	468	484	372	534
FDIC insurance	643	645	638	619	624
FHLB prepayment fees	—	148	—	—	—
Other	4,263	3,035	3,734	3,656	3,525
Total noninterest expense	28,425	25,813	29,407	28,430	26,635
Income before income tax expense	15,606	14,167	16,489	13,130	13,733
Income tax expense	2,741	2,772	2,973	1,438	1,971
Net income	$12,865	$11,395	$13,516	$11,692	$11,762

Common share data:
Weighted-average basic shares outstanding	26,262	26,230	26,449	26,653	26,632
Weighted-average diluted shares outstanding	26,415	26,349	26,519	26,745	26,721
Shares outstanding end of period	26,278	26,251	26,222	26,670	26,645
Net income per common share
Basic	$0.49	$0.43	$0.51	$0.44	$0.44
Diluted	0.49	0.43	0.51	0.44	0.44
Book value per common share	17.98	17.99	17.46	16.66	16.78
Cash dividend paid per common share	0.24	0.24	0.23	0.31	0.23

Selected Performance Ratios:
Return on average assets	0.98%	0.90%	1.07%	0.92%	0.96%
Return on average shareholders’ equity	10.78	9.91	11.96	10.35	10.65
Average yield on interest earning assets	3.78	3.93	4.06	3.80	3.79
Average rate on interest bearing liabilities	0.72	0.69	0.66	0.54	0.54
Net interest spread	3.06	3.24	3.40	3.26	3.25
Net interest margin	3.19	3.35	3.51	3.35	3.35
Average interest earnings assets to average interest bearing liabilities	120.40	120.21	119.62	120.29	121.61
Noninterest expense to average total assets	2.17	2.05	2.33	2.25	2.18
Efficiency ratio	53.88	52.85	57.47	58.45	56.60

	At or For the Nine Months Ended
	September 30,
	2016	2015
Income Statement:
Total interest income	$125,233	$114,568
Total interest expense	20,309	14,591
Net interest income	104,924	99,977
Provision for loan losses	7,715	6,392
Net interest income after provision for loan losses	97,209	93,585
Noninterest income
Deposit services	15,519	15,122
Net gain on sale of securities available for sale	5,512	3,456
Gain on sale of loans	2,334	1,504
Trust income	2,591	2,548
Bank owned life insurance income	1,977	1,983
Brokerage services	1,661	1,651
Other	3,104	2,816
Total noninterest income	32,698	29,080
Noninterest expense
Salaries and employee benefits	47,784	50,801
Occupancy expense	10,897	9,620
Advertising, travel & entertainment	1,995	1,982
ATM and debit card expense	2,316	2,046
Professional fees	3,964	2,360
Software and data processing expense	2,224	3,087
Telephone and communications	1,359	1,606
FDIC insurance	1,926	1,891
FHLB prepayment fees	148	—
Other	11,032	11,126
Total noninterest expense	83,645	84,519
Income before income tax expense	46,262	38,146
Income tax expense	8,486	5,841
Net income	$37,776	$32,305

Common share data:
Weighted-average basic shares outstanding	26,314	26,611
Weighted-average diluted shares outstanding	26,425	26,700
Net income per common share
Basic	$1.43	$1.21
Diluted	1.43	1.21
Book value per common share	17.98	16.78
Cash dividend paid per common share	0.71	0.69

Selected Performance Ratios:
Return on average assets	0.98%	0.90%
Return on average shareholders’ equity	10.87	9.93
Average yield on interest earning assets	3.92	3.85
Average yield on interest bearing liabilities	0.69	0.53
Net interest spread	3.23	3.32
Net interest margin	3.35	3.41
Average interest earnings assets to average interest bearing liabilities	120.08	120.07
Noninterest expense to average total assets	2.18	2.34
Efficiency ratio	54.78	59.63

	Southside Bancshares, Inc.
	Selected Financial Data (Unaudited)
	(In thousands)

	Three Months Ended
	2016			2015
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Nonperforming assets	$16,008	$24,510	$34,046	$32,480	$33,621
Nonaccrual loans (1)	8,536	11,767	21,927	20,526	20,988
Accruing loans past due more than 90 days (1)	1	6	7	3	—
Restructured loans (2)	7,193	12,477	11,762	11,143	11,772
Other real estate owned	237	237	265	744	793
Repossessed assets	41	23	85	64	68

Asset Quality Ratios:
Nonaccruing loans to total loans	0.34%	0.49%	0.90%	0.84%	0.94%
Allowance for loan losses to nonaccruing loans	187.36	126.69	99.42	96.15	87.68
Allowance for loan losses to nonperforming assets	99.91	60.82	64.03	60.76	54.73
Allowance for loan losses to total loans	0.64	0.63	0.89	0.81	0.82
Nonperforming assets to total assets	0.29	0.49	0.68	0.63	0.70
Net charge-offs to average loans	0.09	1.77	0.04	0.11	0.13

Capital Ratios:
Shareholders’ equity to total assets	8.65	9.38	9.12	8.60	9.24
Average shareholders’ equity to average total assets	9.10	9.11	8.94	8.92	9.03

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)
Includes $3.2 million, $8.3 million, $7.4 million, $7.5 million, and $6.8 million in PCI loans restructured as of September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

Real Estate Loans:
Construction	$466,323	$425,595	$464,750	$438,247	$342,282
1-4 Family Residential	644,746	633,400	644,826	655,410	678,431
Commercial	759,795	694,272	657,962	635,210	537,161
Commercial Loans	191,154	197,896	233,857	242,527	228,272
Municipal Loans	293,949	292,909	286,217	288,115	262,384
Loans to Individuals	127,674	140,249	155,619	172,244	190,616
Total Loans	$2,483,641	$2,384,321	$2,443,231	$2,431,753	$2,239,146

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average rate of the interest bearing liabilities.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	September 30, 2016			June 30, 2016
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,436,349	$26,750	4.37%	$2,426,733	$27,275	4.52%
Loans Held For Sale	6,718	54	3.20%	4,984	40	3.23%
Securities:
Investment Securities (Taxable) (4)	61,238	251	1.63%	22,010	107	1.96%
Investment Securities (Tax-Exempt) (3) (4)	690,635	8,911	5.13%	657,568	8,636	5.28%
Mortgage-backed Securities (4)	1,492,271	9,399	2.51%	1,450,868	9,366	2.60%
Total Securities	2,244,144	18,561	3.29%	2,130,446	18,109	3.42%
FHLB stock and other investments, at cost	54,085	186	1.37%	52,952	185	1.41%
Interest Earning Deposits	57,598	89	0.61%	57,493	61	0.43%
Total Interest Earning Assets	4,798,894	45,640	3.78%	4,672,608	45,670	3.93%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	49,418			47,079
Bank Premises and Equipment	107,318			107,842
Other Assets	278,599			270,141
Less: Allowance for Loan Losses	(14,989)			(22,377)
Total Assets	$5,219,240			$5,075,293
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$248,364	71	0.11%	$244,639	68	0.11%
Time Deposits	949,019	2,073	0.87%	976,600	1,927	0.79%
Interest Bearing Demand Deposits	1,634,898	1,460	0.36%	1,727,431	1,520	0.35%
Total Interest Bearing Deposits	2,832,281	3,604	0.51%	2,948,670	3,515	0.48%
Short-term Interest Bearing Liabilities	608,130	1,122	0.73%	385,858	906	0.94%
Long-term Interest Bearing Liabilities – FHLB Dallas	472,470	1,857	1.56%	492,296	1,874	1.53%
Subordinated Notes (5)	12,823	189	5.86%	—	—	—%
Long-term Debt (6)	60,234	430	2.84%	60,233	416	2.78%
Total Interest Bearing Liabilities	3,985,938	7,202	0.72%	3,887,057	6,711	0.69%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	702,539			682,360
Other Liabilities	55,783			43,360
Total Liabilities	4,744,260			4,612,777
SHAREHOLDERS’ EQUITY	474,980			462,516
Total Liabilities and Shareholders’ Equity	$5,219,240			$5,075,293
NET INTEREST INCOME		$38,438			$38,959
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.19%			3.35%
NET INTEREST SPREAD			3.06%			3.24%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,064 and $1,082 for the three months ended September 30, 2016 and June 30, 2016, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,444 and $3,499 for the three months ended September 30, 2016 and June 30, 2016, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	The unamortized debt issuance costs deducted from the carrying amount of the subordinated notes totaled approximately $220,000 for the three months ended September 30, 2016.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheets for the three months ended September 30, 2016 and June 30, 2016 reflect a decrease in long-term debt of $77,000 and $78,000, respectively.

Note: As of September 30, 2016 and June 30, 2016, loans on nonaccrual status totaled $8,536 and $11,767, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

			Three Months Ended
	March 31, 2016			December 31, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,434,837	$28,793	4.76%	$2,318,162	$25,865	4.43%
Loans Held For Sale	3,581	32	3.59%	2,740	30	4.34%
Securities:
Investment Securities (Taxable) (4)	41,659	214	2.07%	81,344	416	2.03%
Investment Securities (Tax-Exempt) (3) (4)	635,766	8,494	5.37%	637,993	8,645	5.38%
Mortgage-backed Securities (4)	1,454,343	9,391	2.60%	1,493,020	9,215	2.45%
Total Securities	2,131,768	18,099	3.41%	2,212,357	18,276	3.28%
FHLB stock and other investments, at cost	55,116	217	1.58%	53,643	75	0.55%
Interest Earning Deposits	51,246	70	0.55%	34,147	23	0.27%
Total Interest Earning Assets	4,676,548	47,211	4.06%	4,621,049	44,269	3.80%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	55,732			53,267
Bank Premises and Equipment	107,941			108,812
Other Assets	262,081			258,837
Less: Allowance for Loan Losses	(20,088)			(18,720)
Total Assets	$5,082,214			$5,023,245
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$235,492	65	0.11%	$232,561	61	0.10%
Time Deposits	915,316	1,723	0.76%	833,141	1,477	0.70%
Interest Bearing Demand Deposits	1,717,717	1,468	0.34%	1,594,109	1,117	0.28%
Total Interest Bearing Deposits	2,868,525	3,256	0.46%	2,659,811	2,655	0.40%
Short-term Interest Bearing Liabilities	413,985	696	0.68%	630,998	600	0.38%
Long-term Interest Bearing Liabilities – FHLB Dallas	566,825	2,039	1.45%	490,396	1,638	1.33%
Long-term Debt (5)	60,232	405	2.70%	60,231	375	2.47%
Total Interest Bearing Liabilities	3,909,567	6,396	0.66%	3,841,436	5,268	0.54%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	672,865			686,574
Other Liabilities	45,390			47,155
Total Liabilities	4,627,822			4,575,165
SHAREHOLDERS’ EQUITY	454,392			448,080
Total Liabilities and Shareholders’ Equity	$5,082,214			$5,023,245
NET INTEREST INCOME		$40,815			$39,001
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.51%			3.35%
NET INTEREST SPREAD			3.40%			3.26%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,060 and $1,068 for the three months ended March 31, 2016 and December 31, 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,139 and $3,237 for the three months ended March 31, 2016 and December 31, 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheets for the three months ended March 31, 2016 and December 31, 2015 reflect a decrease in long-term debt of $79,000 and $80,000, respectively.

Note: As of March 31, 2016 and December 31, 2015, loans on nonaccrual status totaled $21,927 and $20,526, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	September 30, 2015
			AVG
	AVG		YIELD/
	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,200,241	$24,779	4.47%
Loans Held For Sale	5,327	52	3.87%
Securities:
Investment Securities (Taxable) (4)	86,105	475	2.19%
Investment Securities (Tax-Exempt) (3) (4)	638,767	8,750	5.43%
Mortgage-backed Securities (4)	1,441,129	8,318	2.29%
Total Securities	2,166,001	17,543	3.21%
FHLB stock and other investments, at cost	45,963	65	0.56%
Interest Earning Deposits	26,216	15	0.23%
Total Interest Earning Assets	4,443,748	42,454	3.79%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	49,285
Bank Premises and Equipment	110,028
Other Assets	262,956
Less: Allowance for Loan Losses	(17,021)
Total Assets	$4,848,996
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,903	60	0.10%
Time Deposits	833,962	1,360	0.65%
Interest Bearing Demand Deposits	1,600,454	1,065	0.26%
Total Interest Bearing Deposits	2,667,319	2,485	0.37%
Short-term Interest Bearing Liabilities	398,905	354	0.35%
Long-term Interest Bearing Liabilities – FHLB Dallas	527,591	1,720	1.29%
Long-term Debt (5)	60,229	369	2.43%
Total Interest Bearing Liabilities	3,654,044	4,928	0.54%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	715,326
Other Liabilities	41,606
Total Liabilities	4,410,976
SHAREHOLDERS’ EQUITY	438,020
Total Liabilities and Shareholders’ Equity	$4,848,996
NET INTEREST INCOME		$37,526
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%
NET INTEREST SPREAD			3.25%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,044 for the three months ended September 30, 2015.

(3)	Interest income includes taxable-equivalent adjustment of $3,199 for the three months ended September 30, 2015.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheet for the three months ended September 30, 2015 reflects a decrease in long-term debt of $82,000.

Note: As of September 30, 2015, loans on nonaccrual status totaled $20,988. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Nine Months Ended
	September 30, 2016			September 30, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$2,432,652	$82,818	4.55%	$2,192,804	$74,606	4.55%
Loans Held For Sale	5,100	126	3.30%	3,675	125	4.55%
Securities:
Investment Securities (Taxable) (4)	41,708	572	1.83%	74,169	1,171	2.11%
Investment Securities (Tax-Exempt) (3) (4)	661,430	26,041	5.26%	637,110	26,336	5.53%
Mortgage-backed Securities (4)	1,465,923	28,156	2.57%	1,411,553	24,446	2.32%
Total Securities	2,169,061	54,769	3.37%	2,122,832	51,953	3.27%
FHLB stock and other investments, at cost	54,051	588	1.45%	44,204	223	0.67%
Interest Earning Deposits	55,378	220	0.53%	41,348	78	0.25%
Total Interest Earning Assets	4,716,242	138,521	3.92%	4,404,863	126,985	3.85%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	50,738			52,108
Bank Premises and Equipment	107,699			111,341
Other Assets	270,301			268,105
Less: Allowance for Loan Losses	(19,136)			(15,914)
Total Assets	$5,125,844			$4,820,503
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$242,852	204	0.11%	$232,326	172	0.10%
Time Deposits	946,986	5,723	0.81%	850,175	4,035	0.63%
Interest Bearing Demand Deposits	1,693,135	4,448	0.35%	1,666,718	3,300	0.26%
Total Interest Bearing Deposits	2,882,973	10,375	0.48%	2,749,219	7,507	0.37%
Short-term Interest Bearing Liabilities	469,831	2,724	0.77%	301,689	650	0.29%
Long-term Interest Bearing Liabilities – FHLB Dallas	510,392	5,770	1.51%	557,519	5,349	1.28%
Subordinated Notes (5)	4,305	189	5.86%	—	—	—%
Long-term Debt (6)	60,233	1,251	2.77%	60,228	1,085	2.41%
Total Interest Bearing Liabilities	3,927,734	20,309	0.69%	3,668,655	14,591	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	685,982			676,911
Other Liabilities	48,120			39,764
Total Liabilities	4,661,836			4,385,330
SHAREHOLDERS’ EQUITY	464,008			435,173
Total Liabilities and Shareholders’ Equity	$5,125,844			$4,820,503
NET INTEREST INCOME		$118,212			$112,394
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%			3.41%
NET INTEREST SPREAD			3.23%			3.32%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $3,206 and $3,141 for the nine months ended September 30, 2016 and 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $10,082 and $9,276 for the nine months ended September 30, 2016 and 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	The unamortized debt issuance costs deducted from the carrying amount of the subordinated notes totaled approximately $74,000 for the nine months ended September 30, 2016.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs related to a recognized debt liability be presented as a direct deduction from the carrying amount of that debt liability, our average balance sheets for the nine months ended September 30, 2016 and 2015 reflect a decrease in long-term debt of $78,000 and $83,000, respectively.

Note: As of September 30, 2016 and 2015, loans on nonaccrual status totaled $8,536 and $20,988, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.